Exhibit 23

ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated October 29, 1999, included in this Form 10-K, into North Shore Gas Company's previously filed Registration Statement File No. 33-60256.

ARTHUR ANDESEN LLP

Chicago, Illinois,

December 20, 1999